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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of (i) our report dated February 1, 2000, relating to the consolidated financial statements of EarthWeb Inc., which appears in EarthWeb Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999 and (ii) our report dated December 21, 1999 relating to the financial statements of MeasureUp, Inc., which appears in the Current Report on Form 8K of EarthWeb Inc. dated February 14, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PricewaterhouseCoopers LLP
New York, New York

May 16, 2000

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